Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 24, 2025, with respect to the consolidated financial statements of Denny’s Corporation and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP
Charlotte, North Carolina
July 31, 2025